NYSE Arca, Inc. (the 'Exchange') hereby notifies the SEC of its intention to remove the the following class of securities issued by Merrill Lynch & Co., Inc. (the 'Company') from listing and registration on the Exchange upon the effective date of this Form 25:

12% Callable Stock Return Income Debt Securities due
March Monsanto STRIDES (suspended 3/26/2010) symbol: MYX

Strategic Accelerated Redemption Securities Linked to the Russell
2000 Index due 4/2/2010 (suspended 4/2/2010) symbol: RER

Strategic Accelerated Redemption Securities Linked to the
Dow Jones Industrial Average due 4/2/2010
(suspended 4/2/2010) symbol: DGK

Nikkei 225 Market Index Target-Term Securities due 4/5/2010
(suspended 4/5/2010) symbol: MNL

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due April 5, 2010 (suspended 4/5/2010) symbol: SOM

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due April 30, 2010 (suspended 4/30/2010) symbol: AXT

Strategic Accelerated Redemption Securities Linked to the S&P 500
Index due 5/4/2010 (suspended 5/4/2010) symbol: SSM

Bear Market Strategic Accelerated Redemption Securities Linked to the SPDR S&P Retail Exchange Traded Fund due May 4, 2010
(suspended 5/4/2010) symbol: BYG

Capped Leveraged Index Return Notes Linked to the S&P 500 Index due May 28, 2010 (suspended 5/28/2010) symbol: CUL

Bear Market Strategic Accelerated Redemption Securities Linked to the iShares Dow Jones U.S. Real Estate Index Fund due June 2, 2010 (suspended 6/2/2010) symbol: SMM

8% Monthly Income Strategic Return Notes Linked to the CBOE S&P
500 BuyWrite Index due 6/7/2010 (suspended 6/7/2010) symbol: BXA

Strategic Acccelerated Redemption Securities Linked to the S&P 500 Index due 6/25/2010 (suspended 6/25/2010) symbol: SZL

Dow Jones EURO STOXX 50 Index Market Index Target-Term Securities due 6/28/2010 (suspended 6/28/2010) symbol: MLB

Strategic Accelerated Redemption Securities Linked to the
Dow Jones Industrial Average due 7/7/2010 (suspended 6/28/2010) symbol: DEV

Strategic Accelerated Redemption Linked to the S&P 500 Index due 8/3/2010 (suspended 8/3/2010) symbol: SXU

Strategic Return Notes Linked to the Industrial 15 Index due
8/9/2010 (suspended 8/9/2010) symbol: LDB

Strategic Accelerated Redemption Securities Linked to the DJIA due 8/31/2010 (suspended 8/31/2010) symbol: DCX

9.25% Callable Stock Return Income Debt Securities due 9/1/2010 payable on the maturity date with Oracle Corp. common stock
(suspended 9/1/2010) symbol: OLE

Strategic Accelerated Redemption Securities Linked to the S&P 500
Index due October 5, 2010 (suspended 10/5/2010) symbol: SFA

Strategic Accelerated Redemption Securities Linked to the iShares
MSCI EAFE Index Fund due October 5, 2010 (suspended 10/5/2010) symbol: EFS

8% Monthly Income Strategic Return Notes Linked to the CBOE DJIA
BuyWrite Index due 11/9/2010 (suspended 11/9/2010) symbol: BWR

8% Monthly Income Strategic Return Notes Linked to the CBOE S&P
500 BuyWrite Index due 1/3/2011 (suspended 1/3/2011) symbol: BXU

Strategic Return Notes Linked to the Value 30 Select Index due 7/6/2011 (suspended 7/6/2011) symbol: MLV

Strategic Return Notes Linked to the Value 30 Index due 8/8/2011
(suspended 8/8/2011) symbol: MVI

Strategice Return Notes Linked to the Baby Boomer Consumption
Index due 9/6/2011 (suspended 9/6/2011) symbol: MFY

Strategic Return Notes Linked to the Select 10 Index 11/8/2011
(suspended 11/8/2011) symbol: RTS

Strategic Return Notes Linked to the Industrial 15 Index due
2/2/2012 (suspended 2/2/2012) symbol: MIF

Strategic Return Notes Linked to the Select Ten Index due 3/8/2012 (suspended 3/8/2012) symbol: MSS

Strategic Return Notes Linked to the Select 10 Index due 5/10/2012 (suspended 5/10/2012) symbol: RSY

Strategic Return Notes Linked to the Select 10 Index due 7/5/2012 (suspended 7/5/2012) symbol: SZX

Strategic Return Notes Linked to the Merrill Lynch Factor Model
Index due November 7, 2012 (suspended 11/7/2012) symbol: HFB

This action is being taken pursuant to the provisions of Rule 12d2-2(a)(1), as NYSE Regulation has been notified that the above issues have matured at their respective dates. Accordingly, trading in the issues were suspended before the opening on such maturity date.